Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter Fiscal Year 2020

BOSTON, MA (October 21, 2020) – Brightcove Inc. (NASDAQ: BCOV) the global leader in video for business, today announced, financial results for the third quarter ended September 30, 2020.

“Brightcove’s momentum continued in the third quarter with revenue and profitability that were well ahead of expectations. Our sales performance, which was the strongest in our history, is evidence that the use of video as a primary tool for connecting and communicating is stronger than ever,” said Jeff Ray, Brightcove’s Chief Executive Officer.

Ray added, “Event partners, media companies and enterprises all have the same goal. They all seek to deliver broadcast-grade, quality video experiences from a seamless, scalable, and trusted platform. Brightcove is uniquely positioned to be the partner of choice for organizations who understand the power of video to build meaningful relationships with their customers, employees and partners. We are confident in our vision and look forward to building on our recent successes and the momentum in the market to deliver faster, more profitable growth over time.”

Third Quarter 2020 Financial Highlights:

•

Revenue for the third quarter of 2020 was $49.1 million, an increase of 3% compared to $47.4 million for the third quarter of 2019. Subscription and support revenue was $46.3 million, an increase of 2% compared to $45.4 million for the third quarter of 2019.

•

Gross profit for the third quarter of 2020 was $31.0 million, representing a gross margin of 63% compared to a gross profit of $29.1 million for the third quarter of 2019. Non-GAAP gross profit for the third quarter of 2020 was $31.5 million, representing a non-GAAP gross margin of 64%, compared to a non-GAAP gross profit of $29.8 million for the third quarter of 2019. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Income from operations was $1.3 million for the third quarter of 2020, compared to a loss of $2.4 million for the third quarter of 2019. Non-GAAP operating income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets and merger-related expense, was $4.5 million for the third quarter of 2020, compared to non-GAAP operating income of $2.8 million during the third quarter of 2019.

•

Net income was $1.3 million, or $0.03 per diluted share, for the third quarter of 2020. This compares to a net loss of $3.0 million, or a loss of $0.08 per diluted share, for the third quarter of 2019. Non-GAAP net income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets and merger-related expense, was $4.6 million for the third quarter of 2020, or $0.11 per diluted share, compared to non-GAAP net income of $2.2 million for the third quarter of 2019, or $0.06 per diluted share.

•

Adjusted EBITDA was $5.9 million for the third quarter of 2020, compared to adjusted EBITDA of $4.1 million for the third quarter of 2019. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, restructuring, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $3.6 million for the third quarter for 2020, compared to $4.5 million for the third quarter of 2019.

•

Free cash flow was $1.4 million after the company invested $2.2 million in capital expenditures and capitalization of internal-use software during the third quarter of 2020. Free cash flow was $2.4 million for the third quarter of 2019.

•	Cash and cash equivalents were $30.3 million as of September 30, 2020 compared to $27.8 million as of June 30, 2020.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $89,000 in the third quarter of 2020, excluding starter customers who had average annualized revenue of $4,300 per customer. This compares to $84,500 in the comparable period in 2019.

•	Recurring dollar retention rate was 101% in the third quarter of 2020, above our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,381 customers, of which 2,267 were premium.

•

New customers and customers who expanded their relationship during the third quarter include: Bristol Myers Squibb, Coupang Corporation, DAAR Communications, Hitachi, Jack Morton Worldwide, Boston Consulting Group, Chick-fil-A, ClassPass, Inc., Football Federation Australia, Le Figaro, LifeWay, and Time USA

•

Announced a partnership with Cvent, the market-leading meetings, events and hospitality technology provider, to offer our video solutions as part of Cvent’s newly launched Virtual Attendee Hub. Through this partnership, Cvent customers can now easily launch reliable, scalable and broadcast-grade video experiences to their audiences.

•

Appointed Tsedal Neeley and Ritcha Gupta Ranjan to Brightcove’s Board of Directors. Dr. Neeley has been a professor at Harvard Business School since 2007 and the Naylor Fitzhugh Professor of Business Administration since 2018. She currently serves on the Board of Directors of Harvard Business Publishing, the Partnership, Inc., and is a member of Rakuten’s Advisory Board. Ritcha Ranjan is the Director of Product Development for Google Finance. While at Google she also led the product management team that took Google Docs, Sheets, Slides, Sites, and Keep from consumer and education-focused products to ones used by enterprises globally.

Business Outlook

Based on information as of today, October 21, 2020, the Company is issuing the following financial guidance.

Fourth Quarter 2020:

•	Revenue is expected to be in the range of $49.5 million to $50.5 million, including approximately $2.5 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $2.9 million to $3.4 million, which excludes stock-based compensation of approximately $2.1 million, the amortization of acquired intangible assets of approximately $0.8 million and restructuring of approximately $0.9 million.

•

Adjusted EBITDA is expected to be in the range of $4.2 million to $4.7 million, which excludes stock-based compensation of approximately $2.1 million, the amortization of acquired intangible assets of approximately $0.8 million, restructuring of approximately $0.9 million, depreciation expense of approximately $1.4 million and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.07 to $0.08, which excludes stock-based compensation of approximately $2.1 million, the amortization of acquired intangible assets of approximately $0.8 million, restructuring of approximately $0.9 million, and assumes approximately 41.1 million weighted-average shares outstanding.

Full Year 2020:

•	Revenue is expected to be in the range of $193.2 million to $194.2 million, including approximately $9.5 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $12.7 million to $13.2 million, which excludes stock-based compensation of approximately $8.8 million, the amortization of acquired intangible assets of approximately $3.4 million, restructuring of approximately $2.6 million and merger-related expenses of approximately $5.8 million.

•

Adjusted EBITDA is expected to be in the range of $18.0 million to $18.5 million, which excludes stock-based compensation of approximately $8.8 million, the amortization of acquired intangible assets of approximately $3.4 million, restructuring of approximately $2.6 million, merger-related expenses of approximately $5.8 million, depreciation expense of approximately $5.3 million and other income/expense and the provision for income taxes of approximately $1.2 million.

•

Non-GAAP earnings per diluted share is expected to be $0.29 to $0.30, which excludes stock-based compensation of approximately $8.8 million, the amortization of acquired intangible assets of approximately $3.4 million, restructuring of approximately $2.6 million, merger-related expenses of approximately $5.8 million, and assumes approximately 40.3 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, October 21, 2020, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13711575. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

When video is done right, it can have a powerful and lasting effect. Hearts open. Minds change. Creativity thrives. Since 2004, Brightcove has been helping customers discover and experience the incredible power of video through its award-winning technology, empowering organizations in more than 70 countries across the globe to touch audiences in bold and innovative ways.

Brightcove achieves this by developing technologies once thought impossible, providing customer support without parallel or excuses, and leveraging the expertise and resources of a global infrastructure. Video is the world’s most compelling, exciting medium. Visit www.brightcove.com for more information. Video That Means Business.™

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2020, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including our business operations, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, restructuring and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, restructuring, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$30,332	$22,759
Accounts receivable, net of allowance	32,218	31,181
Prepaid expenses and other current assets	17,794	11,884

Total current assets	80,344	65,824
Property and equipment, net	15,715	12,086
Operating lease right-of-use asset	11,813	16,912
Intangible assets, net	11,277	13,875
Goodwill	60,902	60,902
Other assets	4,505	3,268

Total assets	$184,556	$172,867

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,405	$9,917
Accrued expenses	23,293	20,925
Operating lease liability	5,592	6,174
Deferred revenue	57,334	49,260

Total current liabilities	95,624	86,276
Operating lease liability, net of current portion	7,170	11,701
Debt	5,000	—
Other liabilities	2,672	767

Total liabilities	110,466	98,744

Stockholders’ equity:
Common stock	40	39
Additional paid-in capital	284,121	276,365
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(741)	(785)
Accumulated deficit	(208,459)	(200,625)

Total stockholders’ equity	74,090	74,123

Total liabilities and stockholders’ equity	$184,556	$172,867

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Subscription and support revenue	$46,338	$45,424	$136,613	$129,192
Professional services and other revenue	2,746	2,010	7,050	7,660

Total revenue	49,084	47,434	143,663	136,852
Cost of revenue: (1) (2)
Cost of subscription and support revenue	15,735	16,686	50,290	50,237
Cost of professional services and other revenue	2,363	1,628	6,349	6,432

Total cost of revenue	18,098	18,314	56,639	56,669

Gross profit	30,986	29,120	87,024	80,183

Operating expenses: (1) (2)
Research and development	8,215	8,127	26,199	23,150
Sales and marketing	14,813	14,567	42,370	45,650
General and administrative	6,694	6,245	19,633	17,485
Merger-related	—	2,539	5,768	8,091

Total operating expenses	29,722	31,478	93,970	94,376

Income (loss) from operations	1,264	(2,358)	(6,946)	(14,193)
Other income (expense), net	204	(441)	(291)	(477)

Net income (loss) before income taxes	1,468	(2,799)	(7,237)	(14,670)
Provision for income taxes	154	171	597	521

Net income (loss)	$1,314	$(2,970)	$(7,834)	$(15,191)

Net income (loss) per share—basic and diluted
Basic	$0.03	$(0.08)	$(0.20)	$(0.40)
Diluted	0.03	(0.08)	(0.20)	(0.40)

Weighted-average shares—basic and diluted
Basic	39,682	38,564	39,320	37,739
Diluted	40,646	38,564	39,320	37,739

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$139	$127	$452	$341
Cost of professional services and other revenue	63	71	233	223
Research and development	142	323	839	855
Sales and marketing	768	602	2,440	1,411
General and administrative	896	598	2,760	1,674

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$336	$468	$1,166	$1,126
Sales and marketing	477	477	1,432	1,116

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
Operating activities	2020	2019
Net loss	$(7,834)	$(15,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,497	6,150
Stock-based compensation	6,724	4,504
Provision for reserves on accounts receivable	461	559
Changes in assets and liabilities:
Accounts receivable	(1,433)	(5,477)
Prepaid expenses and other current assets	(6,414)	642
Other assets	(1,247)	(503)
Accounts payable	104	2,635
Accrued expenses	3,410	4,510
Operating leases	(13)	(261)
Deferred revenue	8,667	3,061

Net cash provided by operating activities	8,922	629

Investing activities
Cash paid for acquisition, net of cash acquired	—	(5,402)
Purchases of property and equipment, net of returns	(2,163)	(600)
Capitalization of internal-use software costs	(5,108)	(4,264)

Net cash used in investing activities	(7,271)	(10,266)

Financing activities
Proceeds from exercise of stock options	1,207	3,215
Proceeds from debt	10,000	—
Debt paydown	(5,000)	—
Other financing activities	(448)	(208)

Net cash provided by financing activities	5,759	3,007

Effect of exchange rate changes on cash and cash equivalents	163	(27)

Net increase (decrease) in cash and cash equivalents	7,573	(6,657)
Cash and cash equivalents at beginning of period	22,759	29,306

Cash and cash equivalents at end of period	$30,332	$22,649

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Income (Loss) From Operations, GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income and Non-GAAP Net Income Per Share

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GROSS PROFIT:
GAAP gross profit	$30,986	$29,120	$87,024	$80,183
Stock-based compensation expense	202	198	685	564
Amortization of acquired intangible assets	336	468	1,166	1,126
Restructuring	—	—	51	292

Non-GAAP gross profit	$31,524	$29,786	$88,926	$82,165

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$1,264	$(2,358)	$(6,946)	$(14,193)
Stock-based compensation expense	2,008	1,721	6,724	4,504
Amortization of acquired intangible assets	813	945	2,598	2,242
Merger-related	—	2,539	5,768	8,091
Restructuring	443	—	1,711	752

Non-GAAP income from operations	$4,528	$2,847	$9,855	$1,396

NET INCOME (LOSS):
GAAP net income (loss)	$1,314	$(2,970)	$(7,834)	$(15,191)
Stock-based compensation expense	2,008	1,721	6,724	4,504
Amortization of acquired intangible assets	813	945	2,598	2,242
Merger-related	—	2,539	5,768	8,091
Restructuring	443	—	1,711	752

Non-GAAP net income	$4,578	$2,235	$8,967	$398

GAAP diluted net income (loss) per share	$0.03	$(0.08)	$(0.20)	$(0.40)

Non-GAAP diluted net income per share	$0.11	$0.06	$0.22	$0.01

Shares used in computing GAAP diluted net income (loss) per share	39,682	38,564	39,320	37,739
Shares used in computing Non-GAAP diluted net income per share	40,646	40,026	39,971	38,857

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$1,314	$(2,970)	$(7,834)	$(15,191)
Other expense, net	(204)	441	291	477
Provision for income taxes	154	171	597	521
Depreciation and amortization	2,140	2,216	6,497	6,150
Stock-based compensation expense	2,008	1,721	6,724	4,504
Merger-related	—	2,539	5,768	8,091
Restructuring	443	—	1,711	752

Adjusted EBITDA	$5,855	$4,118	$13,754	$5,304